     Exhibit 10.7

Direct-to-Customer Fulfillment,
Storage, and Freight Management
Agreement
between
e.Digital
and
APL Direct Logistics, Ltd.

* Portions of this Exhibit have been omitted (based upon a request for confidential treatment) and have been filed separately with the Securities & Exchange Commission pursuant to Rule 24b-2.

TABLE OF CONTENTS

1.	TERM OF AGREEMENT	1

2.	APL DIRECT’S RESPONSIBILITIES	1

3.	E.DIGITAL’S RESPONSIBILITIES	2

4.	RATES AND CHARGES	3

5.	LIABILITIES AND INDEMNIFICATION	5

6.	WAREHOUSE PHYSICAL INVENTORIES AND ADJUSTMENTS	7

7.	FORCE MAJEURE	8

8.	DEFAULT	9

9.	EARLY TERMINATION	9

10.	RECORDS	9

11.	INDEPENDENT CONTRACTOR	10

12.	NON-RECRUITMENT	10

13.	COMPLIANCE	10

14.	SUCCESSORSHIP	10

15.	APPLICABLE LAW; SEVERABILITY	10

16.	COOPERATION	10

17.	ARBITRATION	11

18.	ENTIRE AGREEMENT; AMENDMENT; CAPTIONS	11

19.	NOTICES	11

20.	WAIVER	12

21.	CONFIDENTIALITY	12

22.	PUBLICITY	12

SCHEDULES AND ATTACHMENTS

Schedule A	Description of Services and Prices
Schedule B	Assumptions
Schedule C	Key Performance Indicators
Schedule D	Performance Incentive Plan
Schedule E	e.Digital Obligations
Schedule F	Insurance Schedule
Schedule G	Optional Equipment Schedule
Attachment #1	Mutual Confidentiality, Non-Disclosure and Non-Recruitment/Solicitation Agreement
Attachment #2	Letter of Credit Form
Attachment F-1	Insurance Certificate

This AGREEMENT made as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) having an office at 13114 Evening Creek Drive South, San Diego, CA 92128 and APL Direct Logistics, Ltd., having its principal office at 1301 Riverplace Boulevard, Suite 530, Jacksonville, Florida 32207 (“APL DIRECT”).

WITNESSETH:

     WHEREAS, EDIGITAL is a corporation organized and existent in accordance with the laws of the State of Delaware, and is engaged in the sale and distribution of consumer products;

     WHEREAS, APL DIRECT is a corporation organized and existent in accordance with the laws of the State of Delaware, and is engaged in the business of providing direct-to-customer logistics services, including, among others, warehousing, fulfillment, freight management, customer service and order management; and

     WHEREAS, EDIGITAL and APL DIRECT each represent and warrant that its representative herein is duly empowered and authorized to execute this Agreement on its behalf;

     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, it is hereby mutually agreed as follows:

1. TERM OF AGREEMENT

     Subject to the termination rights of either party as expressly stated herein, the term of this Agreement shall commence on October 1, 2001, and continue in effect until the close of business on September 30, 2004, and thereafter shall renew automatically from year to year until either party shall serve upon the other party written notice of termination at least ninety (90) days prior to the expiration date of the then-current term.

2. APL DIRECT’S RESPONSIBILITIES

2.1	Services. During the term of this Agreement, APL DIRECT agrees to provide for EDIGITAL certain services described and selected by EDIGITAL in Schedule “A” hereto at the facilities identified on Schedule “A” (each such facility being hereinafter referred to as “Warehouse”), unless otherwise stated. The services to be provided hereunder are those described and selected by EDIGITAL in this Agreement, subject to the terms and conditions of this Agreement, and the attached Schedules and attachments, which are made a part hereof, or any substitutions, modifications or supplements made thereto (collectively, called the “Services”). In addition to subcontracting as necessary, APL DIRECT further agrees to furnish and/or obtain sufficient personnel, equipment, and other accessories necessary to perform the Services herein described. APL DIRECT will accept and keep in a safe, neat and orderly condition such goods (the “Products”) as from time to time may be tendered by EDIGITAL for warehousing or for transportation.

2.2	Warehouse and Fulfillment Services. The Parties agree that, except as specifically modified herein, APL DIRECT will be a warehouseman as described in Article 7 of the Uniform Commercial Code (“UCC”) as enacted in the state(s) where the Warehouse(s) are located and is entitled to all rights and subject to all obligations described therein.

APL DIRECT will utilize the Warehouse space as efficiently as practical without creating inefficiencies in handling operations. APL DIRECT will provide ongoing bin management to achieve and maintain desired storage density and charge for this service at the value-added rate per Schedule “A.” Upon receipt, Product is to be put away within one business day provided there is no value added work required. All Products shall be segregated by stock keeping unit, or other characteristics or combination of characteristics, as agreed upon (a “stock keeping unit” being the lowest level for which inventory material handling records are maintained for purposes of this Agreement.)

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2.3	Customer Care Services. If and as selected by EDIGITAL in Schedule “A,” APL DIRECT shall provide services as described and selected in Schedule “A” to support consumer inquiries regarding EDIGITAL’s sales venues (e.g., website, catalog) and the Products. Such support shall be in the form of a “Call Center” that is staffed with appropriately trained personnel (“Customer Care Services”). APL DIRECT will subcontract for the Customer Care Services with a qualified subcontractor to perform the services described and selected in Schedule “A”.

2.4	Inbound Freight Management Services. If and as selected by EDIGITAL in Schedule “A,” APL DIRECT will handle the inbound freight management of the Products. APL DIRECT will manage the inbound transportation of Products from EDIGITAL’s suppliers to the Warehouse. These freight management services will generally include the provision of support personnel that provides mode and carrier selection, carrier rate negotiation and administration of negotiated rates, route optimization, load building and consolidation, expediting and tracking of shipments, freight bill processing, freight bill audit, claims filing (as directed by EDIGITAL) with the carriers and related customer service. In such an event, depending on EDIGITAL’s requirements, APL DIRECT may subcontract the inbound freight management to approved and properly authorized carrier(s) (each such carrier hereinafter referred to as “Contracted Carrier”).

2.5	Outbound Freight Management Services. If and as selected by EDIGITAL in Schedule “A,” APL DIRECT will handle outbound transportation through approved and properly authorized carriers (each such carrier hereinafter also referred to as “Contracted Carrier”).

2.6	Order Management Services. If and as selected by EDIGITAL in Schedule “A,” APL DIRECT will provide order management services.

2.7	Optional Equipment. If requested by EDIGITAL in writing, APL DIRECT may either purchase or lease certain equipment dedicated to EDIGITAL for the performance of the Services. Prior to the purchase or lease of such equipment, the parties will agree upon the terms of such purchase or lease and the monthly charge to EDIGITAL for such purchase or lease. This Agreement, as well as Schedule “G”, shall reflect such agreement between the parties, and if made subsequent to the commencement of this Agreement, this Agreement and Schedule “G” shall be amended accordingly.

3. EDIGITAL’s RESPONSIBILITIES

3.1	EDIGITAL’s Obligations. During the term of this Agreement, EDIGITAL agrees to perform the activities specified in this Section “3” and Schedule “E” of the Agreement.

3.2	Shipments; Bills of Lading. EDIGITAL will advise APL DIRECT, in writing, of its needs for transportation, or warehousing, or both, as appropriate, with reasonable notice to allow APL DIRECT to make necessary analysis of and preparations for such transportation, or warehousing, or both (including, but not limited to, stocking limitations, Products to be accounted for separately, and any other Product peculiarities). EDIGITAL will also provide APL DIRECT with instructions for shipments from the Warehouse, which information will constitute EDIGITAL’s instructions for shipment of Products. All Products tendered for shipment or warehousing will be properly marked and packaged for handling. Products not properly marked upon receipt will be properly marked by APL DIRECT at the value-added charge listed in Schedule “A” and the receiving standard adjusted appropriately. For purposes of this Agreement, (a) “properly marked” in the preceding sentence means that the shipment shall have a bill of lading referencing the purchase order or P.O. number to be present elsewhere on shipment and naming EDIGITAL as consignee with packing list showing items and quantity, (b) all inner and outer cases will be marked with an item description and identification numbers, and (c) “packaged for handling” in the preceding sentence means that the Products will be in case or carton reasonably packed to protect merchandise in transit and during the initial receiving process. Any terms, conditions or provisions of such bill of lading or other form are subordinate to the terms of this Agreement and, in the event of a conflict, this Agreement governs.

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3.3	Product Characteristics/Refusal to Accept Products. EDIGITAL shall promptly notify APL DIRECT of the characteristics of any of EDIGITAL’s Products that (a) require special handling instructions, material, equipment or precautions; (b) may be hazardous or dangerous to APL DIRECT’S or Contracted Carrier’s employees, subcontractors or agents, whether by handling or exposure; (c) are defined as hazardous materials under any federal, state or local law or regulation governing the environment including but not limited to The Resource Conservation and Recovery Act (RCRA), The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), or Department of Transportation Research and Special Programs Administration (RSPA including IATA, ICAO and IMDG); or, (d) are or should be reasonably believed or known to be likely to cause damage to APL DIRECT’S premises or equipment, Contracted Carrier’s equipment, EDIGITAL’s Products, or to other goods that may be stored or transported by APL DIRECT or Contracted Carrier. EDIGITAL will prepare all shipments of such Products in compliance with all applicable regulations. APL DIRECT may refuse to accept any Products that are identified per the above categories or that reasonably might cause infestation, contamination, or damage to other goods in its or Contracted Carrier’s custody. APL DIRECT shall promptly notify EDIGITAL of such refusal and shall have no liability for any demurrage, detention, transportation or other charges by virtue of such refusal.

3.4	Prohibition of Consignment. EDIGITAL agrees not to ship Products to APL DIRECT as the named consignee. If, in violation of this Agreement, Products are to be shipped to APL DIRECT as named consignee, EDIGITAL agrees to notify carrier, in writing and prior to such shipment, that APL DIRECT named as consignee is a warehouseman under law and has no beneficial title or interest in such Products. EDIGITAL will also deliver a copy of such notice to APL DIRECT prior to such shipment.

3.5	APL DIRECT Compensation. EDIGITAL shall pay APL DIRECT compensation for the Services provided by APL DIRECT and the charges made by APL DIRECT under the terms of Schedule “A,” or any substitutions, modifications or supplements thereto.

3.6	Customs Duties. At all times, EDIGITAL will be responsible for any duties, tariffs and import taxes.

3.7	Taxes. EDIGITAL will be responsible for all taxes (including, but not limited to, sales or value added tax) arising from APL DIRECT’S provision of the Services, excluding taxes on the income paid to APL DIRECT.

4. RATES AND CHARGES

4.1	General. Rates and charges for the Services are set forth in Schedule “A.” Applicable sales taxes will be charged on all taxable services and other amounts owed.

4.2	Rate and Charge Modification.

4.2.1	Warehouse, Fulfillment Services and Returns Processing. The rates and charges set forth in Schedule “A” are based on the Services described in Schedule “A” and the assumptions detailed in Schedule “B.” Such rates and charges will not change unless either (i) EDIGITAL requests changes in the scope of services that affect the costs of providing the Services or (ii) the assumptions stated in Schedule “B” turn out in practice not to be true.

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4.2.2	Renewal Term. Notwithstanding paragraph 4.2.1, above, APL DIRECT shall revise any rate and charge upon thirty (30) days notice to EDIGITAL, if and only if APL DIRECT’s base costs, such costs defined as the cost of labor, insurance, utilities, rent, real estate taxes on leased facilities, or other costs directly attributable to the warehousing and fulfillment of the Products and providing customer service (such costs hereinafter referred to as “Base Costs”), increase by at least 2.5%. These cost increases shall be conveyed in writing to EDIGITAL. If EDIGITAL objects to such revision, then EDIGITAL has the right to terminate this Agreement in accordance with Section 8.3. In such an event, any rate revision shall not be effective prior to the termination date, so long as such date is within sixty (60) days after receipt of the notice of rate change. In the event EDIGITAL does not exercise its right under this provision to terminate this Agreement within thirty (30) days, any rate and charge revisions shall be effective on the 31st day after receipt of APL DIRECT’S notice. Unless for the reasons stated in Section 4.2.1 (i) or (ii), above, any revisions will not be effective prior to the second anniversary of this Agreement.

4.2.3	Carrier Charges. Changes in charges from Contracted Carriers used to provide freight management services described in Sections 2.4 and 2.5 and described and selected by EDIGITAL in Schedule “A,” will be immediately reflected in APL DIRECT’S charges to EDIGITAL.

4.2.4	Fuel Rate Variance. When adjustments are sought by Contracted Carriers or APL DIRECT due to fuel rate increases or decreases (“Fuel Rate Variance”) in order to perform the Inbound and/or Outbound Freight Management Services, EDIGITAL shall pay the Fuel Rate Variance when and only when the Contracted Carrier applies such a Fuel Rate Variance. In the case of a Fuel Rate Variance surcharge, it shall not to exceed the Department of Energy (“DOE”) national and regional fuel surcharge averages as posted in Transport Topics weekly magazine published by the American Trucking Association. Fuel Rate Variances shall be adjusted each Monday after the 4:00 p.m. DOE posting.

4.3	Terms of Payment.

4.3.1	Integration and Implementation Expense. The parties agree that charges for initiating the program contemplated in this Agreement are, in total, estimated to be $96,000 at the time of signing the Letter of Intent, dated August 1, 2001. Further, $14,000 of this is to be invoiced upon signing the Letter of Intent and is non-refundable. Upon receipt of this amount, APL DIRECT will begin integration and implementation work. This $14,000 will be subtracted from the final total charges, not to exceed $96,000, and the remaining amount will be amortized over the life of the contract, starting December 1, 2001.

4.3.2	First Month Payment. By October 15th, EDIGITAL agrees to deposit with APL DIRECT funds to cover the expected billing for the first month of fulfillment and customer care services (“First Month Payment”). The parties agree that the First Month Payment is estimated to be $26,625. In the event APL DIRECT’S invoices for the first month of all Services does not exceed the aforementioned amount, then any balance will be credited to EDIGITAL’s account.

4.3.3	Ongoing Payment for Services. Except as may otherwise be specifically stated in this Section 4.3 or any of the applicable Schedules, APL DIRECT shall invoice EDIGITAL costs incurred and authorized by this Agreement, including minimum charges, during the preceding month. EDIGITAL shall pay the amount invoiced within thirty (30) days from the date of such invoice. Payment shall be considered made when payments have been received by APL DIRECT.

4.3.4	Inbound Freight Management Services. In the event EDIGITAL selects inbound freight management services, as provided for in Section 2.4 and Schedule “A,” charges for the services provided, including minimum charges, will be paid according to Section 4.3.6.

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4.3.5	Outbound Freight Management Services. In the event EDIGITAL requests outbound freight management services, as provided for in Section 2.5 and Schedule “A,” charges for the services provided, including minimum charges, will be paid according to Section 4.3.6.

4.3.6	Inbound and Outbound Freight Management Services Escrow Deposit. EDIGITAL will place an escrow deposit with APL DIRECT in the amount of $90,000.00 (1,250 orders per week for six (6) weeks @ $10 per shipment with a 20% adjustment for buffer [((1,250 x 6) x $10) x 1.20] no later than 15 days after the signing of this agreement, or two days prior to the first day of outbound shipping for EDIGITAL, whichever comes first. Shipping charges will be debited from this account by APL DIRECT weekly to cover the cost of shipping and the APL DIRECT mark-up, as described in Schedule “A”. EDIGITAL will be provided a weekly invoice detailing the charges to be debited for the week and the remaining escrow. If during the course of normal activity the escrow amount is determined to be insufficient to cover the monthly charges, APL DIRECT will provide written notice of such to EDIGITAL and a mutually agreed-upon revised amount will be escrowed within fifteen (15) days. Conversely, if during the course of normal activity the escrow amount is determined to be in excess of the monthly charges, APL DIRECT will provide written notice of such to EDIGITAL and a mutually agreed-upon revised amount will be escrowed within (15) days. All escrow deposits will be due to APL DIRECT no later than the tenth (10th) business day of each month. In the event that such payment is not received and the escrow balance reaches zero (0), APL DIRECT reserves the right to cease shipping activities, with two (2) days written notice to EDIGITAL, until such time the funds have been replenished.

4.3.7	Disputes. In the event EDIGITAL disputes any invoices (or any part thereof), EDIGITAL shall provide APL DIRECT with written notice of such dispute within thirty (30) days of receipt of such invoice. EDIGITAL shall, however, pay that portion of the invoice not in dispute. Any such amount not in dispute and not paid within the above-stated terms shall bear interest at the rate of one percent (1%) per month.

Additionally, if any disputed portion of such invoice is later paid by EDIGITAL, or is determined subsequently to be due and owing to APL DIRECT, EDIGITAL shall also pay APL DIRECT interest on such amount from the original due date at the rate of one percent (1%) per month. EDIGITAL agrees to pay, in the event its account becomes delinquent and is turned over to any attorney for collection, reasonable attorneys’ fees, plus all consultant fees, court costs, and attendant collection costs.

4.4	Letter of Credit. EDIGITAL acknowledges and agrees that APL DIRECT would not have entered into this Agreement unless EDIGITAL provides certain security for (i) the average of two months of anticipated fulfillment and CRM services; (ii) the costs of optional equipment provided in accordance with Section 2.7, if any; ; and (iii) the amortized portion of the integration and implementation charges. Accordingly by October 5th, EDIGITAL shall obtain an irrevocable standby Letter of Credit in a form acceptable to APL DIRECT (see Attachment #2) that will be drawn by APL DIRECT in the event of breach of contract by EDIGITAL, in an amount equal to $129,925 (the “Letter of Credit”). If at any time, during the term of this Agreement, either APL DIRECT acquires the optional equipment for EDIGITAL in accordance with Section 2.7 or the “Throughput” (calculated by dividing by two the total of the number of units received and the number of units shipped) increases by more than thirty percent (30%), then APL DIRECT may require EDIGITAL to deliver either a replacement or supplemental Letter of Credit to make up the difference. The remaining balance of the amortized portion of the integration and implementation charge, estimated to be $82,000 ($96,000 less $14,000) is to be considered in this calculation. If EDIGITAL fails to deliver such replacement or supplemental Letter of Credit within fifteen (15) days of such notice, then EDIGITAL shall be in breach of this Agreement. In the event the term of the Letter of Credit, including any replacements or supplemental letters of credit, are less than the full term of this Agreement, then the Letter of Credit, including any replacements or supplemental letters of credit, shall be replaced prior to their expiration date, and such replacements shall be delivered to APL DIRECT no less than forty-five (45) days prior to the expiration date of the Letter of Credit, or any replacement thereof.

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5. LIABILITIES AND INDEMNIFICATION

5.1	General - Warehouse. APL DIRECT shall be responsible for loss or damage to all Products under its care, custody and control in the Warehouse as provided in Sections 2.1 and 2.2.

APL DIRECT agrees to indemnify, save harmless, and defend EDIGITAL from and against any and all claims for loss, damage or injury and from and against any suits, actions, or legal proceedings brought against EDIGITAL for or on account of any loss or damage to the tangible property of third parties, or for or on account of any injuries received or sustained by any person, including but not limited to, employees of APL DIRECT and employees and agents of EDIGITAL, caused by, or arising out of, any intentional, reckless or negligent act or omission of APL DIRECT or its employees, agents or invitees in performing the Services. This indemnity shall not apply to any such loss, damage or injury to the extent such loss, damage or injury is caused as a result of the sole or partial negligence of any other party.

EDIGITAL shall indemnify and hold harmless APL DIRECT from any and all claims for duties, import taxes, export taxes tariffs, sales taxes (if applicable), unpaid transportation charges, including undercharges, demurrage, detention, or charges of any nature, in connection with EDIGITAL’s Products shipped to or from the Warehouse, except for such claims caused by APL DIRECT’S failure to exercise the standard of care as identified in Section 2.2 above.

In addition, EDIGITAL agrees to indemnify, save harmless, and defend APL DIRECT from and against any and all claims for loss, damage or injury and from and against any suits, actions, or legal proceedings brought against APL DIRECT for or on account of any loss or damage to the tangible property of third parties, or for or on account of any injuries received or sustained by any person, including, but not limited, to employees of EDIGITAL and employees and agents of APL DIRECT, caused by, or arising out of, any intentional, reckless or negligent act or omission of EDIGITAL or its employees, agents or invitees, as well as from any claims, expenses or demands of any kind made by EDIGITAL’s employees, agents, servants or contractors while at the Warehouse in connection with the performance of this Agreement, except to the extent such claim arises from the negligence or intentional act of APL DIRECT, its employees, agents or servants, and any claims brought by EDIGITAL’s customers as a result of the nature of the Products or messages attached to orders. Further, EDIGITAL agrees to secure a waiver of subrogation from EDIGITAL’s workers’ compensation insurance carrier in support of the above.

5.2	Demurrage; Detention. APL DIRECT shall not be liable for demurrage, detention, or delays in obtaining and loading cars or vehicles for shipments unless APL DIRECT has failed to exercise reasonable care and judgment as determined by industry practice or failed to act in a timely manner. If detention occurs for which APL DIRECT is liable, payment of such detention shall be made by APL DIRECT to the carrier.

5.3	Claims by EDIGITAL. Claims by EDIGITAL for loss or damage to Products must be presented in writing to APL DIRECT by no later than the earlier of (a) ninety (90) days after delivery of the Products by APL DIRECT or Contracted Carrier or (b) ninety (90) days after EDIGITAL is notified that loss or damage has occurred. Freight claims presented to APL DIRECT by EDIGITAL will be handled between APL DIRECT and the Contracted Carrier in accordance with 49 CFRss.1005. APL DIRECT shall not be liable to EDIGITAL where such loss or damage is caused by events of Force Majeure as provided in Article 7 below, the act of EDIGITAL, its employees or agents, or the inherent vice or nature of the Products. APL DIRECT will be afforded a reasonable opportunity to inspect damaged Products, research shortages, investigate claims, and respond to EDIGITAL. No legal action may be maintained by EDIGITAL against APL DIRECT for loss or damage to Products or regarding the charges hereunder unless timely written claim has been made as provided above and, in any event, unless such action is commenced within the earlier of (a) one (1) year after the date of delivery by APL DIRECT or Contracted Carrier (as the case may be) or (b) one (1) year after EDIGITAL is notified that loss or damage has occurred.

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5.4	Limitation of Liability. Subject to the provisions of Section 5.5 below (which shall apply to any loss or damage to Products), and in consideration of the charges set forth herein (it being recognized that higher charges would be made but for the limitation of liability set forth in this Section), it is understood and agreed that in the event of loss or damage to Products for which APL DIRECT is liable, the measure of damage will be EDIGITAL’s cost of the Products involved plus a prorated portion of transportation charges; HOWEVER, APL DIRECT’S legal liability shall be limited per any one loss to the maximum amount of legal liability insurance in full force and effect with APL DIRECT’S or Contracted Carrier’s (as the case may be) insurance carrier at the time such loss is incurred. If APL DIRECT pays any claim of EDIGITAL, APL DIRECT or its insurer or Contracted Carrier’s insurer shall take title to the Products and/or obtain credit for the salvage value as mutually agreed. Except as otherwise may be specifically provided for in this Agreement or any Schedule, neither party shall be liable to the other for any consequential, indirect or punitive damages arising from the breach or termination of this Agreement.

5.5	Warehouse Shrinkage/Damage Allowance. Notwithstanding any other provision to the contrary, EDIGITAL agrees to a damage and inventory shrinkage allowance (calculated annually based on physical inventory results) of one half of one percent (0.5%) of the greater of (a) the value of the Products stored or (b) annual number of units, for which, in the case of loss or damage to Products for any reason or mysterious disappearance, however caused, APL DIRECT shall not be liable.

5.6	Insurance - Warehouse. APL DIRECT shall maintain at all times during the life of this Agreement a policy or policies of insurance in full force and effect with companies and in amounts identified on Schedule “F” hereto, covering warehouse legal liability for loss or damage to EDIGITAL’s Products due to negligence of APL DIRECT. APL DIRECT does not otherwise insure EDIGITAL’s Products in the Warehouse. APL DIRECT agrees to furnish, at EDIGITAL’s request, certificates of all policies of applicable insurance, such certificates to name EDIGITAL as certificate holder and to stipulate that the insurance will not be canceled or substantially changed prior to termination of this Agreement.

5.7	Insurance - Transportation. APL DIRECT will maintain policies of insurance to maintain insurance as follows: (a) automobile bodily injury and property damage on vehicles utilized hereunder in the amount of $1,000,000 combined single limit for each occurrence or any such higher amount as required by applicable law, regulation, or public authority; (b) motor truck cargo with minimal limits of $100,000 per vehicle; (c) $500,000 employer’s liability; (d) statutory amounts of workers’ compensation; (e) commercial general liability (including contractual liability) for bodily injury and tangible property damage with a combined single limit of at least $1,000,000 per occurrence. APL DIRECT will furnish, at EDIGITAL’s request, a certificate of insurance evidencing such coverage, naming EDIGITAL as certificate holder and stipulating that the insurance will not be canceled or substantially changed prior to termination of this Agreement. APL DIRECT will notify the applicable insurer of any claim or accident as soon as practicable.

6. WAREHOUSE PHYSICAL INVENTORIES AND ADJUSTMENTS

6.1	Physical Inventories. Joint EDIGITAL - APL DIRECT Warehouse physical inventories shall be performed on the following occasions: (a) upon request by EDIGITAL with four (4) weeks advance notice for up to 100 SKUs, and (6) weeks advance notice for over 100 SKUs, (b) upon transition to another facility or, (c) upon transition to another provider. All shipping, receiving and inventory transaction processing will be terminated during the period of the physical inventory to insure simultaneous cut-off of all activity and such physical inventory will take place so as to not unreasonably interfere with APL DIRECT’S other business at the facility. Charges for hourly warehouse personnel will be per Schedule “A”.

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6.1.1 Cycle counts will be performed (i) based on events or exceptions, and (ii) based on a schedule, but at least on a quarterly basis. Cycle counts will be system generated and monitored.

6.2	Inventory Adjustments. If stock differences are found in any count, APL DIRECT and EDIGITAL will list gains as receipts, and losses as deductions, thus correcting the book record to agree with the actual stock on hand. Those changes will be based upon counts agreed to and signed by EDIGITAL’ representative and APL DIRECT’S representative.

6.2.1	For purposes of determining the net balance of physical units on APL DIRECT’S account, all shortages and overages for the period, after taking account of the shrinkage allowance, shall be reconciled by stock keeping unit.

6.2.2	If there is a shortage for the period covered, after netting across stock keeping units and resolving any outstanding unit of measure issues not previously resolved by EDIGITAL, the dollar amount (number of units multiplied by EDIGITAL’s cost, less allowances provided for in Section 5.5 above, all of which shall be subject to the provisions of subsection 6.2 .4 below) shall be payable to EDIGITAL by APL DIRECT. If there is an overage on the account, adjustments will be made to inventory book records and no claim will be filed by EDIGITAL. The period covered by the physical inventory will be closed to future netting routines except under the following conditions:

i.	proven miscount in physical inventory;

ii.	proven clerical error by EDIGITAL;

iii.	located or recovered mis-shipment;

iv.	proven packing or case marking error by an EDIGITAL supplier; or,

v.	a shortage in a subsequent inventory matches an overage in a previous inventory.

6.2.3	If the net inventory variance calculated during the physical inventory is an overage and APL DIRECT paid for a shortage in connection with the preceding physical inventory, EDIGITAL will pay a refund to APL DIRECT based on the overage, but only to the extent that it does not exceed the shortage for which APL DIRECT has paid.

6.2.4	The dollar values used to establish the net-money balance shall be EDIGITAL’s cost of said Products, or the amount stipulated in Section 5.4 above, whichever is less.

6.3	Reconciliation of Inventory Records. If at any time, discrepancies exist between EDIGITAL’ records and the physical inventory, APL DIRECT and EDIGITAL shall provide to each other their records of all inventory adjustments from the time of the previous reconciliation to the time of the inventory count in which the discrepancy was found; APL DIRECT’S records shall be presumed to be correct, absent evidence to the contrary.

7. FORCE MAJEURE

     A party shall not be responsible for delay or non-performance hereunder if performance is prevented or delayed by any cause or event beyond its reasonable control. Without limiting the generality of the foregoing, such causes or events shall include, directly or indirectly, without limitation, Acts of God or elements of nature, fire, floods, other catastrophes, war, public enemies, seizure under legal process (not resulting from action or inaction of the non-performing party), strikes, lockouts, labor disorders, riots, sabotage, explosion, acts of terrorism, civil commotions, closing of public highways, governmental interference or regulations, embargo, accident, derailment, epidemics or quarantine restrictions, the act or default of the other party, or any other reason of a similar or dissimilar nature beyond such party’s reasonable control.

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     In the event there is a default or delay due to Force Majeure per the above, the non-performing party shall be excused from further performance (other than payment of previously accrued charges) or observance of the obligation(s) so affected for as long as such circumstances prevail, provided such party continues to use its best efforts to recommence its performance or observance whenever and to whatever extent possible without delay. The party claiming a Force Majeure event will notify the other party as soon as practicable regarding the existence, nature and approximate duration of the Force Majeure event, and will promptly give further notice when the Force Majeure event ceases, whereupon its duty to perform shall resume. Should EDIGITAL temporarily suspend its operations pursuant to Force Majeure, or otherwise, the term of this Agreement shall be extended for a period of time equivalent to the duration of the suspension.

8. DEFAULT

8.1	Automatic Default. In the event bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceeding is instituted by or against either party under the United States Bankruptcy Code or other law of the United States or any state, then the other party may, without notice or demand, terminate this Agreement and exercise all rights granted under applicable law and this Agreement.

8.2	General Default; Right to Cure. Except for reasons provided in Section 7 and Section 8.1, above, in the event either party fails to perform its obligations under this Agreement, then the other party may terminate this Agreement upon sixty (60) days prior written notice to the other; provided, however, that such notice shall specify all such failures to perform and allow the party in default no less than ninety (90) days to correct such failures. However, APL DIRECT and EDIGITAL agree that breach of payment terms in Section 4.3 shall constitute default, which EDIGITAL agrees to correct within fifteen (15) days of receipt of notice from APL DIRECT.

8.3	Effect of Termination. Termination under this provision, or under any other provision of this Agreement, shall not relieve or release either party from any liability, including purchased transportation freight charges, which accrued prior to the date of such termination.

9. EARLY TERMINATION

9.1	Termination With Cause. In the event EDIGITAL exercises its rights to terminate this Agreement in accordance with Section 8.2 as a result of APL DIRECT’S breach, or Section 4.2.2 as a result of the parties’ inability to reach agreement on compensation, or Section 7, or Section 8.1, EDIGITAL will either (a) assume the leases for any optional equipment leased pursuant to Section 2.7, if any, or (b) pays APL DIRECT the remaining unamortized balance of any such equipment, if any, and (c) pay APL DIRECT the remaining unamortized balance of implementation charges, if any. If any equipment is to be transferred, APL DIRECT shall deliver to EDIGITAL a Bill of Sale for such equipment with no warranties, expressed or implied.

9.2	Termination For Convenience. This provision is not a right to terminate for convenience; however, both parties acknowledge that, if this Agreement is terminated prior to its stated term, then the other party will have incurred significant expenses for which it would not have been compensated as contemplated under this Agreement or the applicable Schedules. Furthermore, such expenses are virtually impossible to calculate at the commencement of this Agreement. Therefore, if this Agreement is terminated prior to its stated term by either party for convenience, then such party terminating the Agreement shall pay to the other liquidated damages in the amount of One Hundred and Fifty Thousand Dollars ($150,000) (hereinafter referred to as “Early Termination Damages”). Such termination notice shall conform to the requirements set forth in this Agreement for the giving of notices and shall be delivered not less than ninety (90) days prior to the stated termination date. Not less than thirty (30) days prior to the termination date, payment for the Early Termination Damages shall be delivered.

9

10. RECORDS

     APL DIRECT shall at all times keep accurate and complete books and records with regard to receipt, transfer, and other handling of EDIGITAL’s Products (the “EDIGITAL Files”) and shall maintain the EDIGITAL Files for periods that meet all legal requirements. Order data will be stored on line for a period of 180 days. On line data retention requirements beyond 180 days will be an additional charge as outlined in Schedule “A.” Subject to maintaining the confidentiality of records of any customers other than EDIGITAL, EDIGITAL and its authorized representatives shall have the right, at its own cost and expense, to inspect and audit the EDIGITAL Files at any time during regular business hours and after first giving not less than fifteen (15) business days notice to APL DIRECT. EDIGITAL’s right to audit the EDIGITAL Files shall survive expiration or termination of this Agreement. EDIGITAL shall also have the right to enter upon the Warehouse(s) at all reasonable times for the purpose of inspecting EDIGITAL’s Products.

11. INDEPENDENT CONTRACTOR

     It is agreed and understood that APL DIRECT is entering into this Agreement as an independent contractor and that all of APL DIRECT’S personnel and Contracted Carrier’s personnel engaged in work under this Agreement are to be considered for all purposes as employees of APL DIRECT or Contracted Carrier, respectively. Under no circumstances shall employees of APL DIRECT or Contracted Carrier be construed or considered to be employees of EDIGITAL. EDIGITAL will not be responsible for acts or omissions of either APL DIRECT’S or Contracted Carrier’s employees or agents. The relationship between the Parties will be, at all times, that of independent contractors, which status governs all relationships between APL DIRECT, EDIGITAL, Contracted Carrier, and other third parties.

12. NON-RECRUITMENT

     During the period of this Agreement and for a period of one (1) year thereafter, neither party shall solicit, entice, or attempt to solicit either directly or indirectly, for employment, or employ, an employee of the other party without the prior written consent of such other party, provided that this provision shall not apply to employees that answer generally published advertisements for employment.

13. COMPLIANCE

     APL DIRECT shall at all times comply with all applicable federal, state and municipal laws and the regulations of the respective regulatory bodies having jurisdiction over APL DIRECT. APL DIRECT will procure and maintain and verify that any Contracted Carrier has and maintains all necessary and applicable operating authorities, licenses and insurance.

14. SUCCESSORSHIP

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto, provided neither party to this Agreement shall assign or sublet its interest or obligations herein without the prior written consent of the other party. Further, all rights and benefits provided hereunder shall extend to the parent, affiliate and subsidiary companies of both parties.

15. APPLICABLE LAW; SEVERABILITY

     APL DIRECT and EDIGITAL understand and agree that the law of the State of Delaware shall govern this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited. Any action brought to enforce any provision of this Agreement shall be brought only in the City of Wilmington, Delaware, notwithstanding any conflict of laws to the contrary.

16. COOPERATION

     The Parties acknowledge that they are both experienced in business and have entered into this Agreement to establish business relationships intended to be mutually beneficial and profitable for both Parties. Accordingly, each of the Parties will work together and cooperate with each other in implementing the purposes and intents of this Agreement and in attempting to resolve any questions and settle any disputes hereunder. Both Parties will respond to such matters in a cooperative and practical, problem-solving manner. Each will make every effort (without waiving any rights) to avoid litigation or other legal process.

17. ARBITRATION

     Notwithstanding Section 16, if a controversy or claim should arise out of or related to this Agreement or any breach thereof (a “Dispute”), and the Parties are unable to resolve the Dispute through informal negotiation, then the Dispute will be resolved in accordance with the procedures of this provision. Each Dispute will be settled by binding arbitration before a panel of three arbitrators in Wilmington, Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Either party may deliver to the other party a written notice (a “Dispute Notice”) of a Dispute. Within fifteen (15) calendar days after the other party receives a Dispute Notice, each party will select one arbitrator, and the two arbitrators together will choose the third arbitrator. The third arbitrator will be an independent person with a recognized reputation for fair-mindedness and extensive experience in the resolution of complex commercial disputes. The costs of arbitration will be borne equally by the Parties or, in the discretion of the arbitrators, awarded to the prevailing party. The arbitrators will be entitled to award damages or other relief to either party, including reasonable attorneys’ fees and expenses.

18. ENTIRE AGREEMENT; AMENDMENT; CAPTIONS

     The parties to this Agreement, pursuant to 49 USC 14101 (b) (1), expressly waive all rights and remedies provided under the Interstate Commerce Commission Termination Act of 1995; provided that this waiver shall not apply to the provisions of Section 13710, related to additional billing and collecting practices. This Agreement, together with all schedules and attachments, and the Mutual Non-Disclosure Agreement dated June 11, 2001and executed by both Parties (the “Mutual Agreement”), a copy of which is attached hereto as Attachment #1, constitutes the entire agreement between the Parties and may not be supplemented, amended or changed except by written agreement signed by APL DIRECT and EDIGITAL. To the extent that the terms of any warehouse receipts, acknowledgment forms, order forms, bills of lading, invoices, or similar documents sent and/or signed by one or both Parties conflict with or are inconsistent with the terms of this Agreement, the terms of this Agreement shall control. The captions herein are for convenience only and shall not be construed as interpretive or as a substantive part of this Agreement.

19. NOTICES

     Any notice or demand required or permitted hereunder shall be given in writing addressed to EDIGITAL or APL DIRECT as listed below or to such other address as may be specified in writing to the other party. Notices shall be given (a) by certified or registered mail, (b) commercial overnight delivery service, or (c) facsimile transmission confirmed by certified mailing or overnight delivery thereof. The notice shall be deemed given upon receipt of the notice by the intended party of the facsimile (if properly confirmed) or, in the case of notice by mail, when properly addressed with sufficient postage affixed, three days after deposit in the U.S. Mail or, for notices sent by overnight delivery service, when properly addressed and submitted with a sufficient fee, one day after being left with the carrier.

For notices to APL DIRECT:

APL Direct Logistics, Ltd.
1301 Riverplace Boulevard, Suite 530
Jacksonville, Florida 32207
Attn.:   Frank C. DiMaria
             President and CEO
Telephone No. (904)858-4728
Facsimile No. (904)-858-4640

For notices to EDIGITAL:	With a copy to: APL Direct Logistics, Ltd. 1301 Riverplace Blvd., Suite 1200 Jacksonville, FL 32207 Attn: Kenneth G. Charron Associate Counsel Telephone No. (904) 396-2517 Facsimile No. (904) 396-3984

EDIGITAL ———————————————— ———————————————— Attn.: ————————————— ————————————— Telephone No. —————————— Facsimile No. ——————————

20. WAIVER

     Compliance with the provisions of this Agreement may be waived only by a written document signed by the party granting the waiver. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Neither shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

21. CONFIDENTIALITY

     The terms and provisions of this Agreement are confidential and proprietary and, either party shall reveal only so much of its contents as shall be required by law. The Mutual Agreement shall be effective in accordance with its terms.

22. PUBLICITY

     The parties agree that no press or public announcements shall be made without the other’s consent.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives:

APL Direct Logistics, Ltd.

Title: President & CEO Date:
By: Name Printed: Frank C. DiMaria
e.Digital Corporation By:	Name Printed: Title: Date:

12

SCHEDULE “A”

Description of Services and Prices

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

Services and Prices (If there is no check box – in the first column – by the service, the service is a required one. For those services that provide for a check box, a check in the box means that EDIGITAL has selected the service and APL DIRECT is to provide the service.)

	SERVICE DESCRIPTIONS	PRICE

Implementation

Project Set Up
1.	System Set up	$**** one-time, upfront fee
• Development of scope of work and business rules document,
	defining critical processes and service features required	$**** one time fee for
	• Method of file communication determined	router purchase if frame
	• Determination of integration files to be exchanged	connection is desired
2.	EDIGITAL ERP systems and web store system flow identified
3.	Fulfillment system configuration:	T&E expenses billed
	• EDIGITAL parameters determined and set up	separately
• SKU set-up
	• SKUs defined in cartonization algorithm	$**** monthly commencing
	• unit of measure structure identified	on December 01, 2001 for
	• slotting requirements identified and system configured accordingly	the remaining 34 months,
4.	Fulfillment center new account preparation	based on an estimated
	• labeling of locations	total set up charge of $****
• ordering of supplies (void fill, packaging, etc.)
• RF equipment set-up
• printer set-up
• pack station set-up
• set up of router, if frame connection is desired

Project Implementation
1.	Integration to/from the fulfillment system for:	One-time set up fee
	• sales orders generated via multiple channels such as the clients’	included in the Project
	and/or supplier’s website, television, catalog, ERP application, etc.	Set Up fee
• inventory adjustments (status and quantity)
• order receipt confirmation
• shipment confirmation
• purchase orders (POs)
• inbound receipt of POs
• return Material Authorizations (RMAs)
• RMA receipt
• inventory snapshot
2.	Project management and QA testing
3.	Order management configuration based upon client’s business rules.
4.	Consumer email formats developed.

	Operational Start Up	One-time set up fee
1.	Physical site set up	included in the Project
Set Up fee

**** Portions of this Exhibit have been omitted (based upon a request for confidential treatment) and have been filed separately with the Securities & Exchange Commission pursuant to Rule 24b-2. 13

Inbound Freight/Parcel Management

Location(s)

1500 World Wide Boulevard
Hebron, KY 41408

Hours of Operations and Holidays
Workday, Workweek: Normal Operating Hours are
7:00 a.m. - 6:00 p.m. (local time), Monday through
Friday, with additional shifts as mutually agreed.

Holidays: New Years Day, Memorial Day, Independence Day,
Labor Day, Thanksgiving Day, the day after Thanksgiving,
and two days either immediately before or after
Christmas, as mutually agreed.

|X|		Domestic Services	One-time set up fee
	1.	Carrier rate negotiations and administration of	included in the Project
negotiated rates
	2.	Management of inbound transportation including,	Set Up fee
least-cost carrier selection (i.e. rate shop), order
		entry, routing, load tendering, carrier	$****/week minimum usage
		dispatching, shipment tracking, freight payment and	fee
audit, claims filing (as directed by EDIGITAL), monthly
		activity reporting, shipping document creation, and	Freight cost + ****%
		related customer service	usage fee for domestic
	3.	Modes include LTL, TL, Intermodal and parcel	shipments
	4.	Custom vendor guide development and vendor shipping file
verification available upon request; charged at VAS rate
	5.	Vendor compliance audit available upon request; charged
at VAS rate

|X|		International Services	Freight cost + ****%
	Same services as listed in the base offering, plus the following features:		usage fee for international shipments
	1.	Consolidation at source location
	2.	Transport to the US via ocean or air
	3.	Customs clearance
	4.	Domestic transport to APL Direct facility(ies)

Fulfillment Services

Location(s)
1500 World Wide Boulevard
Hebron, KY 41408

Hours of Operations and Holidays
Workday, Workweek: Normal Operating Hours are
7:00 a.m. - 6:00 p.m. (local time), Monday through
Friday, with additional shifts as mutually agreed.

Holidays: New Years Day, Memorial Day, Independence Day,
Labor Day, Thanksgiving Day, the day after Thanksgiving,
and two days either immediately before or after
Christmas, as mutually agreed.

		Receiving	$****/unit
	1.	Comparing receipt to Purchase Orders/Advanced Shipping
Notices or “blind” receipts
	2.	Putaway to active pick faces or reserve storage within
the facility
	3.	Visually inspecting goods for conformance to quality
and specifications (this does not include opening cases
except upon initial receipt of a new product, or SKU,
and for sampling purposes)
	4.	10% quality inspection
	5.	Verifying count by SKU
	6.	Creating, cubing, and weighing new SKUs
	7.	Updating fulfillment system
	8.	Tracking by lot code and expiration date

		Storage	Pick face - $**** per
	1.	SKU verification during putaway for inventory accuracy	cubic foot, per month
	2.	System directed putaway location based on SKU product
		type and velocity	Reserve - $**** per
	3.	Dedicated Inventory Control Manager	month for first pallet;
	4.	Cycle counts (event-driven and/or schedule driven,	$**** per month for each
		system monitored and generated)	additional pallet

		Pick and Pack	$**** for first unit
	1.	Picking, packing, and labeling
	2.	Order allocation for picking efficiency, cost control,	$**** for each
		and priority delivery demands	additional unit
	3.	Selecting and forming of shipping carton
	4.	SKU and unit verification for inventory accuracy	(Excludes materials and
	5.	Pack Product in accordance with agreed upon standards	outbound shipping)
and applicable law
	6.	Inspecting for conformance to eDigital’s quality
standards
	7.	Loading trailers
	8.	Various value added services (see VAS section)

**** Portions of this Exhibit have been omitted (based upon a request for confidential treatment) and have been filed separately with the Securities & Exchange Commission pursuant to Rule 24b-2. 14

Oversize Handling Surcharges (cubic feet per carton)
		Receipts and Shipments	Corresponding Charges:
		- 8 cubic feet - 23.99 cubic feet	- $**** per carton
		- 24 cubic feet - 39.99 cubic feet	- $**** per carton
		- 40 cubic feet - 55.99 cubic feet	- $**** per carton
		- 56 cubic feet or greater	- $**** per carton

Charges for Receiving, Storage, and Pick/Pack contribute to a monthly minimum of $17,000, commencing 12/01/01

|X|		Packaging Supplies	Cost + ****%
	1.	Vendor management of supplies according to client’s business rules	Packaging supplies
	2.	Invoice audit and payment	stored at rate of $****
per pallet per month
beginning with the 16th
pallet

|X|		Returns	$****/unit (with RMA)
	1.	Reconciliation of goods to Return Materials Authorization (RMA)
	2.	Visual inspection of goods	$****/unit (without RMA)
	3.	Follow instructions for disposition (return to stock, return to vendor, or destroy)
	4.	Assistance with integration to carrier return programs

|X|	Value Added Services (VAS)		$****/hr (see note at
	1.	Gift boxing	end of section)
	2.	Gift card insertion
	3.	Kitting
	4.	Bagging
	5.	Sorting bundled merchandise
	6.	Bundling multiple SKUs to create a new SKU
	7.	De-labeling and/or labeling of merchandise
	8.	Customization (engraving, embroidering, etc.)
	9.	Testing returned merchandise for quality
	10.	Ongoing bin/location maintenance

|_|		Photo shop	$**** one-time set up
	1.	28'x28', clear height of 15 feet
	2.	includes caged storage area, 1500 square feet with 12' high fencing	$**** per week for shop
	3.	18% gray painted walls	usage
	4.	equipped with office furniture, phone lines, a/c power receptacles
	5.	climate controlled	photographer and
equipment provided by
client

|X|		Physical Inventory	$****/hr plus materials
	1.	Performed at EDIGITAL’s request, no less than once per year	(rate during normal
	2.	Performed at a time that is least disruptive to EGITIAL’s selling cycle	business hours)
	3.	System driven

**** Portions of this Exhibit have been omitted (based upon a request for confidential treatment) and have been filed separately with the Securities & Exchange Commission pursuant to Rule 24b-2.

Note on Value-Added Services.

The parties will mutually agree upon the requirements for any value-added services prior to the provision of such services. The hourly charges for value-added services are specified in this Schedule “A.” Further, the KPIs in paragraph 3 of Schedule “C” will be appropriately adjusted if value-added services are provided.

Outbound Parcel Management

Location(s)
1500 World Wide Boulevard
Hebron, KY 41408

Hours of Operations and Holidays
Workday, Workweek: Normal Operating Hours are
7:00 a.m. - 6:00 p.m. (local time), Monday through
Friday, with additional shifts as mutually agreed.

Holidays: New Years Day, Memorial Day, Independence Day,
Labor Day, Thanksgiving Day, the day after Thanksgiving,
and two days either immediately before or after
Christmas, as mutually agreed.

|X|		“Gold” Parcel Management Service	One-time set up fee
	1.	Volume-based, discounted carrier rates	included in the Project
	2.	Electronic manifest, rating, and carrier compliant	Set Up fee
labeling
	3.	Detail and summary reports on all shipments provided	$****/wk minimum usage
with each invoice
	4.	APL Direct Logistics performs freight audit (invoice	APL Direct Logistics’
		level) and filing claims as client directs	discounted rates + ****%
	5.	Multiple carrier alternatives - UPS (Ground, Three Day	(contributes to weekly
		Select, Second Day Air, Next Day Air, and Next Day Air	minimum)
Saver), FedEx (Overnight, Two Day, and Express Saver),
USPS, Parcel Direct, LTL, and truckload carriers
	6.	Bi-annual selection of carriers based on service level
and weight breaks
	7.	Annual EDIGITAL data analysis to determine the optimum
mix of carriers and service levels

|_|		“Platinum” Parcel Management Service	$**** one time set-up fee
Same services and carriers as listed for the “Gold”
		offering, with the following differences:	$****/wk minimum usage
		• EDIGITAL may choose either the static selection of	fee
carriers based on service level and weight breaks, or
		take advantage of an automated least cost carrier	APL Direct Logistics’
		selection feature based on weight, destination, and	discounted rates + ****%
		desired transit time (i.e. “rate shop”)	(contributes to weekly
		• EDIGITAL data analysis of outbound parcel distribution	minimum)
metrics will be performed on an as-needed basis, as
opposed to annually, for business modeling purposes

|X|		International Shipping	$**** one-time set up
	1.	Multiple carrier alternatives	fee (additional set up
	2.	Consolidated shipping to Europe	charges will apply to
	3.	Commercial invoice preparation, certificate of origin	custom solutions)
preparation, and carrier compliant labeling
	4.	Custom international solutions are available	APL Direct Logistics’
discounted rates + ****%

|_|	Proactive Parcel Management (PPM)		$****/package
	1.	Parcel ETA provided to EDIGITAL with shipment
confirmations and tracking numbers of parcels shipped
via UPS and FedEx Express
	2.	Carrier performance management, alerting the EDIGITAL
of packages shipped via UPS and FedEx Express that are
delayed in transit
**** Portions of this Exhibit have been omitted (based upon a request for confidential treatment) and have been filed separately with the Securities & Exchange Commission pursuant to Rule 24b-2.

16

IT Services

	IT Processing		$****/order
	1.	Cost recovery for IT Platform in a shared environment
which includes:
		• Sun Server for Middleware and FS	$****/mth fixed
		• NT server for TMS	maintenance fee
• Oracle Licenses
		• Irista Licenses (Middleware, FS and TMS)	$****/mth frame relay
		• Irista and APL Direct Logistics’ implementation services	fee, if desired
• PCs, printers, and radio frequency devices
	2.	Frame relay for data transfer, if desired

		Order Management Services	Included in IT
	1.	Web visibility of real-time inventory levels and order status	processing fees
by the EDIGITAL, facility operators, and call center personnel
	2.	Access to a web-based tool that allows for order creation, edits,	EDigital training
		and cancellations through various orders status points, by the	additional at $****/hr
EDIGITAL, Account Manager, supplier, and call center personnel
	3.	End-to-end return and exchange capabilities by call center	T&E expenses billed
		personnel	separately
	4.	Ability for EDIGITAL to define rules for exception items and the action to be taken, up until the point that the carrier takes possession of the product
	5.	Backorder capability where orders are held if inventory is
unavailable and then automatically released when available
	6.	Call center integration that allows for cross-sell and up-sell programs
	7.	Archive storage of data for legal requirements and on-line
storage for 180 days

|X|		Payment Processing	$****/transaction
	1.	Payment processing for authorization and settlement of credit card purchases, and consumer refunds on returns
(EDIGITAL establishes account directly with Paymentech)
	2.	Integration with EDIGITAL’s financial systems

|X|		Fraud Detection	$****/order
Ability for EDIGITAL to define order and shipment rules for
potentially fraudulent transactions; flagged orders are put in hold pending EDIGITAL review and instruction

|_|		Consumer Notification	$****/email template
	1.	Emails may be sent to consumers at various stages of the order
		management process for purposes such as:	$****/email
• Shipment confirmation notices with tracking number
		• Parcel ETA information (see Proactive Parcel Management	$****/postcard or
		under Outbound Parcel Management, above)	letter, plus postage
• Parcel delivery failure information (see Proactive Parcel
Management under Outbound Parcel Management, above)
• Backorder status information
	2.	Postcards/letters may be sent to consumers for backorder
confirmation

All transaction charges for IT Processing, Order Management, Payment Processing, Fraud Detection, and Consumer Notification contribute to a monthly minimum of $4,000 commencing 12/01/01

|_|		Drop Ship Management	$**** one time set-up
	1.	Web tools that allow connection to external suppliers with	fee, per supplier
centralized freight management and tracking capabilities
	2.	Visibility of supplier performance against defined standards	$****/order, for
	3.	Ability for supplier to effectively manage ship advises through	orders 1 - 50,000
web-based visibility with flexible searching functions, detailed
		order views, and integration with internal fulfillment functions	$****/order, for orders
	4.	Ability for supplier to print pick-lists, display special	50,001 - 100,000
packing/shipping instructions, print price information on
		packing slips, and record backorders	$****/order, for orders
	5.	Electronic integration to suppliers is also available at	100,001 - 150,000
an additional charge, TBD
$****/order, for order
150,001 and above
(above per order ranges
apply to a 12 month time
period)

|_|		Additional Data Storage	$****/hr for conversion
	1.	Programming for conversion of EDIGITAL’s history data to	of EDIGITAL’s history
		APL DIRECT’s system	data and recovery of
	2.	Purchasing and management of additional space required to	archived data
have more than 180- days of on-line storage
$****/mth for on-line
storage of data beyond
180 days

**** Portions of this Exhibit have been omitted (based upon a request for confidential treatment) and have been filed separately with the Securities & Exchange Commission pursuant to Rule 24b-2. 17

Customer Relationship Management (CRM)

Location(s)
1650 A Gum Branch Road
Jacksonville, NC 28540

Hours of Operations
	1.	7 X 16
	2.	365 days per year

|X|	1.	Program set-up:	Program Set-Up
• Set up new CRM platform
		• Set up 800 number and provide access to all desired channels	One-time set up fee
		and capabilities (see below)	included in the Project
		• Perform custom programming where required	Set Up fee
• Develop agent training program and conduct training (the first
		150 hours included in one-time set up fee)	Dedicated Agents
	2.	Agents:	$****/hr, $****/hr
		• Dedicated and/or shared agents, available on a 7 X 16 or 7 X 24 basis	for agents providing technical support
• Location - Jacksonville, NC
	3.	Available channels include phone and email
	4.	Capabilities include:	Shared Agents
		• “Level One” (i.e., decision tree scripting) support	$****/min phone 7 X 16
• Call back
		• Co-browsing / pushing pages	$****/min phone 7 X 24
		• Universal history of consumer interactions and transactions	(fee for call back is
		• Message content analysis and automated suggested response	same as phone charge)
• Interactive phone routing
		• Quality assurance, including call recording and monitoring	$****/min chat
• Remote user access for call monitoring
		• Web-enabled reporting	$****/auto email

$****/non-researched
email

$****/researched email

Other Charges
$****/hr for post set-up
training development

$****/hr for agent
training (first 150
hours included in one
time set-up fee)

$****/hr for initial and
ongoing custom
programming

$****/mth for remote
seat with ability to
generate reports

All agent charges contribute to a monthly minimum of $13,500

Post-Implementation Management

		Account Management	$****/hr
	1.	Primary point of contact for EDIGITAL	40 hours per week minimum
	2.	Communication channel to operations, ensuring that EDIGITAL-specific requirements and deliverables are met
	3.	Tracks performance against committed indices, and assists the operation with proactively identifying potential shortcomings
	4.	Ensures that all EDIGITAL-required reports are provided promptly and that all invoicing is accurately and timely completed
	5.	Performs SKU maintenance
	6.	Acts as the on-site EDIGITAL, ensuring that the best interest of the EDIGITAL is always considered
	7.	Continuously works to find new areas of improvement for the EDIGITAL, typically including packaging, parcel shipping, quality, and cost management

|X|		Special Project Manager	$****/hr
	1.	Responsible for system set-up of any new or changed services requested by eDigital beyond initial implementation
	2.	Inventory moves/pulls
	3.	Liquidations
	4.	Special projects

**** Portions of this Exhibit have been omitted (based upon a request for confidential treatment) and have been filed separately with the Securities & Exchange Commission pursuant to Rule 24b-2. 18

Accepted and agreed to by and between the Parties set forth below:

APL Direct Logistics, Ltd. By: Name Printed: Frank C. DiMaria Title: President & CEO Date:	e.Digital Corporation By: Name Printed: Title: Date:

19

SCHEDULE “B”

Assumptions and Key Performance Indicators

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

1.	Fulfillment and Returns Assumptions:

1.1	Product arrives at a reasonably steady flow and EDIGITAL will provide APL DIRECT with adequate notice if average daily volume in a week is to exceed twenty percent (20%) of the prior week’s average daily volume)

1.2	The number inbound pieces per carton shall not be less than 10

1.3	The maximum weight per inbound case will not exceed 50 lbs. or a surcharge may apply

1.4	Inbound cases are accurately labeled with SKU and quantity

1.5	Number of SKUs will not exceed 100 and number of orders will be 5,000 per month

1.6	Reasonably steady order flow

1.7	Orders (for expedited or ground shipment) received by 5 PM Eastern Time and will be shipped the same day provided that no more than 20%, but in no case more than 200, of the total number of orders received for that day are received after 2 PM Eastern Time (hereinafter referred to as “Normal Orders”)

1.8	The maximum parcel size is 130”length/width/girth (using 1 x length + 2 x width + 2 x depth)

1.9	The maximum weight per outbound parcel will not exceed 150 lbs.

1.10	No more than fifteen percent (15%) of orders are returned

1.11	For returns processing, no food or other products subject to either contamination or sabotage will be returned to stock

1.12	All supplies to be purchased by APL DIRECT and the cost passed through to EDIGITAL according to Schedule “A.”

1.13	Fulfillment price does not include outbound transportation.

2.	Transportation Assumptions:

2.1	A maximum of 2 truckload deliveries per day

2.2	A maximum of 10 LTL deliveries per day

2.3	A maximum of 2,000 pounds per pallet

2.4	Freight Management Services do not include Proof of Delivery documentation (“POD’s”) for each shipment. While a reasonable amount of POD’s will be supplied at EDIGITAL’s request, accessorial rates will be charged for excessive research and photocopying. In such event, APL DIRECT will notify EDIGITAL of the need and the amount of an accessorial charge.

3.	Call Center Assumptions:

3.1	Shared agents

3.2	English only

3.3	Level 1 technical support

3.4	7 X 16 operation

3.5	EDIGITAL to provide product information and assist in product training

3.6	Standard call logging application

4.	Systems Assumptions:

4.1	APLDL uses PGP encryption software on files containing credit card information that will be exchanged with the client

4.2	APLDL limits access to employees in areas of the system where credit card information is stored

4.3	EDIGITAL will provide transaction file formats via a mutually agreed upon platform and file layout

4.4	EDIGITAL will transmit all electronic payment communications using Pretty Good Privacy encrypted software or HTTS.

4.	Order Fulfillment and Shipping Upgrade Option

In the event APL DIRECT fails to process all of the Normal Orders in any given day, APL DIRECT may, at its option, choose to upgrade such order to an “Expedited Order”and pay the difference in shipping costs, if any. In such an event, such Expedited Order shall not be counted against APL DIRECT’s Order Cycle Time KPI, as described in Schedule “C.”

     Accepted and agreed to by and between the Parties set forth below:

APL Direct Logistics, Ltd. By: Name Printed: Frank C. DiMaria Title: President & CEO Date:	e.Digital Corporation By: Name Printed: Title: Date:

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SCHEDULE “C”

Performance Requirements or Key Performance Indicators (“KPI’s”)

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

1.	Warehouse, Fulfillment Services and Returns Processing. The following KPI’s will be effective ninety (90) days after the first shipment of the Products:

KPI		Formula	Standard

1.1	Inbound Returns Processing	On time Inbound returns processing will be greater
		than or equal to ninety-nine percent (99%) of the
		total inbound item quantity received for a given period.	99%

		Formula: Total return units received (which have a
		customer RMA number) and disposition completed,
		based on customer rules, within two (2) business
		days/total return units for the period.

1.2	Order Fulfillment Accuracy	Order fulfillment accuracy greater than or equal	99%
		to ninety-nine percent (99%) of the total orders
		shipped.

		Formula: 1 - (consumer complaints directly related
		to fulfillment/total orders shipped for the period)

1.3	Order Cycle Time	Greater than or equal to ninety-nine percent (99%)	99%
		of orders received in a given period will be shipped
		within the “Normal Order” parameters, as
		described in Schedule “B,” paragraph 1.7.

		Formula: Normal orders as defined in Schedule B for
		which there is available inventory, filled and shipped
		the day of order receipt into the APL DIRECT fulfillment
		system/total orders received in the APL DIRECT
		fulfillment system for the period.

2.	Customer Relationship Management Services:

KPI		Formula	Standard

2.1	Call Answer Rate	Percentage of calls answered within 20 seconds	80.0%

2.2	Abandonment Rate	Percentage of calls abandoned after the first 30 seconds	‹5
of connected time

2.3	Email Answer Speed	Average speed of answer for email	2 - 4 hours

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3.	Best Efforts. APL DIRECT will put forth its best efforts to maintain service at the above-stated levels at all times. Likewise, EDIGITAL will make its best efforts to provide accurate forecasts as described in Schedule “E.”

Accepted and agreed to by and between the Parties set forth below:

APL Direct Logistics, Ltd. By: Name Printed: Frank C. DiMaria Title: President & CEO Date:	e.Digital Corporation By: Name Printed: Title: Date:

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SCHEDULE “D”

Performance Incentive Program (“PIP”)

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

|_|  Date: _______ If and when this box is checked, EDIGITAL elects to put into effect the Performance Incentive Program, as described in this Schedule “D.”

Five percent (5%) of the order charge for Fulfillment, as described in Schedule “A,” will be escrowed by APL DIRECT to fund a Performance Incentive Program. Within thirty (30) days after the conclusion of each quarter, the parties will determine APL DIRECT’S compliance with KPI’s, as defined in Schedule C, and whether APL DIRECT is to refund any monies to EDIGITAL in accordance with the PIP, or that EDIGITAL is to pay APL DIRECT an incentive in accordance with the PIP.

KPI		Weighting/ Total	Deficit				Target	Excess

1	Receiving Cycle Time	25.0%	98.2%	98.4%	98.6%	98.8%	99.0%	99.1%	99.2%	99.3%	99.4%

2	Order Cycle Time	50.0%	98.2%	98.4%	98.6%	98.8%	99.0%	99.1%	99.2%	99.3%	99.4%

3	Order Fulfillment
	Accuracy	25.0%	98.2%	98.4%	98.6%	98.8%	99.0%	99.1%	99.2%	99.3%	99.4%

		100.0%

	Pre-set Payout Formula		0%	25%	50%	75%	100%	125%	150%	175%	200%

	Example Payout %	106.25%

__________________ = performance for the quarter (highlighted the cell that represents the result(s)

Example Per Order Payout: (Monthly Minimum x 3 Months)

	Quartely Fultillment Revenue	X	Fund %	=	Fund $	X	Payout %	Payout

Amount Due	$90,000	X	5.0%	=	$4,500	X	106.25%	$4,781

Less Amount in Fund								$4,500

Over/Under								$ 281

Over (or positive number) is paid by eDigital.com to APL Direct Logistics

Under (or negative number) is refunded by APL Direct Logistics to eDigital.com

Note: The metrics will be measured monthly and EDIGITAL may adjust the weighting among the KPIs no more often than quarterly. If the targets are met, APL DIRECT will retain the monies in the Fund. If over (positive numbers), the appropriate amount is paid by EDIGITAL to APL DIRECT quarterly. If the amount is under (negative number), then the amount is refunded by APL DIRECT to EDIGITAL on the immediately following invoice.

Accepted and agreed to by and between the Parties set forth below:

APL Direct Logistics, Ltd. By: Name Printed: Frank C. DiMaria Title: President & CEO Date:	e.Digital Corporation By: Name Printed: Title: Date:

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SCHEDULE “E”

EDIGITAL Obligations

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

1.	Advanced Shipping Notification

All inbound shipments must be scheduled through APL DIRECT using an ASN (excluding parcel inbound). This must be faxed to APL DIRECT at a telephone number agreed upon by both parties at least one (1) day before shipping, unless the parties agree upon an EDI method of ASN. LTL shipments (i.e., less than truckload) may be scheduled by a telephone call to arrange a delivery time. APL DIRECT will return the form within twenty-four (24) hours with a Request Number. Questions about ASNs should be directed to APL DIRECT.

2.	Systems

EDigital will provide transaction file formats via e-mail or other mutually agreed upon platform and file layout. EDIGITAL will drop-off and pick-up data files from APLDL’s ftp server.

3.	Forecasting

3.1	Forecast Contents. Prior to the business design of APL DIRECT’S services, EDIGITAL shall deliver to APL DIRECT a report that contains the following information projected or forecasted for the upcoming year, quarter and first two (2) months of operations (“Initial Forecast”). After the Initial Forecast is delivered to APL DIRECT, EDIGITAL shall thereafter deliver in accordance with 3.2, below, forecasts for the upcoming year (“Annual Forecast”), quarter (“Quarterly Forecast”) and month (“Monthly Forecast”), collectively referred to as “Forecasts.”The Annual Forecast shall include the information in (1), (3), (4), (7), (8) and (11), below. The Quarterly Forecast and the Monthly Forecast, the latter of which shall include a weekly breakdown when EDIGITAL’s volume exceeds 500 orders per day, , shall include the following information:

Number of inbound units; Number of inbound units requiring value added services;
Number of orders;
Number of units to be shipped (including of class of service);
Number of SKUs in inventory;
Inventory per SKU;
Number of transactions requiring preparation or gift treatment;
Returns transactions;
The extent to which any promotional or seasonal activity could affect the information;
Copies of marketing materials, changes and advertising dates; and
Customer care phone calls and minutes, and email projections.

3.2	Scheduled Forecasts. EDIGITAL will prepare the Annual Forecast on a calendar-year basis and deliver it to APL DIRECT by no later than October 1st of each year. EDIGITAL will deliver the Quarterly Forecast on the first day of the month immediately preceding each quarter. The Monthly Forecast will be delivered on the first day of the immediately preceding month. Upon the delivery of each Forecast, the existing forecasts will be restated or “refreshed”. An annual schedule is illustrated below.

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Forecasts
Month	Annual	Quarterly	Monthly

January 1			February

February 1			March

March 1		2Q	April

April 1			May

May 1			June

June 1		3Q	July

July 1			August

August 1			September

September 1		4Q	October

October 1	Annual		November

November 1			December

December 1		1Q	January

3.3	Best Efforts. EDIGITAL will put forth its best efforts to maintain accurate forecasts at all times.

Accepted and agreed to by and between the Parties set forth below:

APL Direct Logistics, Ltd. By: Name Printed: Frank C. DiMaria Title: President & CEO Date:	e.Digital Corporation By: Name Printed: Title: Date:

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SCHEDULE “F”

Insurance Schedule

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

Certificates of Insurance naming EDIGITAL as Certificate Holder are attached hereto as Attachment F-1. An electronic version of the documents follows. They can be opened with eFax Messenger Plus. Please visit http://www.eFax.com/ to download a free copy of the software, if necessary.

[OBJECT OMITTED] [OBJECT OMITTED]

Accepted and agreed to by and between the Parties set forth below:

APL Direct Logistics, Ltd. By: Name Printed: Frank C. DiMaria Title: President & CEO Date:	e.Digital Corporation By: Name Printed: Title: Date:

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SCHEDULE “G”

Optional Equipment

Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

NO OPTIONAL EQUIPMENT IDENTIFIED

     Accepted and agreed to by and between the Parties set forth below:

APL Direct Logistics, Ltd. By: Name Printed: Frank C. DiMaria Title: President & CEO Date:	e.Digital Corporation By: Name Printed: Title: Date:

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ATTACHMENT #1

Mutual Confidentiality, Non-Disclosure and Non-Recruitment/Solicitation Agreement

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

ATTACHMENT #2

Letter of Credit Form

     Attached to and made a part of the Direct-to-Consumer Fulfillment, Storage and Freight Management Agreement (the “Agreement”) dated as of August 31, 2001, by and between e.Digital Corporation (“EDIGITAL”) and APL Direct Logistics, Ltd. (“APL DIRECT”).

[Bank Letterhead]

IRREVOCABLE LETTER OF CREDIT#

     Amount_____________

To:	APL Direct Logistics, Ltd. 1301 Riverplace Blvd., Suite 530 Jacksonville, FL 32207

     We hereby authorize you to value on us for the account of e.Digital Corporation up to the aggregate amount of ____________. Available by drafts at our sight for 100% of invoice value, to be accompanied by the documents indicated below:

1.	commercial Invoices;

2.	affidavit by an officer of APL Direct Logistics, Ltd. that such invoices are past due; and

3.	this original document.

     Drafts must be marked “Drawn under Letter of Credit #__________ of [name of Issuer]”and partial draws are permitted.

     We hereby agree with you and with any bona fide holder thereof that drafts drawn under and in compliance with the terms of this credit will be honored on due presentation to us. This Letter of Credit is irrevocable.

     Except as expressly stated, negotiations under this credit are subject to the Uniform Customs and Practice for Commercial Documentary Credits (1983 Revision) of the International Chamber of Commerce.

Yours very truly, ——————————————— Address: ——————————————— ———————————————

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